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                                                                    EXHIBIT 99.2

                                  May 2, 1997



Transitional Hospitals Corporation
5110 West Sahara Avenue
Las Vegas, Nevada 89102

Attention:  Mr. Richard Conte, Chairman

Gentlemen:

     To induce Transitional Hospitals Corporation ("THC") to enter into that certain Agreement and Plan of Merger dated as of May 2, 1997 (the "Merger Agreement") with Select Medical Corporation ("Select") and a subsidiary of Select, the undersigned represent, warrant and covenant as follows:

     1. The undersigned hereby commit to provide Select with an aggregate of $565 million financing in connection with the Merger Agreement. Of the total financing, $140 million will be provided as equity. Such funds will be available to consummate the merger or to satisfy any damages for which Select may be liable under the Merger Agreement.

     2. There are no conditions to the aforesaid commitments other than those conditions to Select's obligations under the Merger Agreement.

     3. Select will agree with THC that, upon THC's request, Select will draw down the commitments as needed to satisfy its aforesaid obligations under the Merger Agreement. If Select fails to so request the required financing, the undersigned will honor these commitments to Select upon THC's demand; provided, however, that if THC obtains a judgment against Select, the undersigned will pay the amount of such judgment directly to THC.

     4. THC is a third party beneficiary of the commitments, and they may not be modified without THC's approval.
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Mr. Richard Conte
May 2, 1997
Page 2



     5. The provisions of Section 10.7 of the Merger Agreement are incorporated herein by this reference.

                               Very truly yours,

                               WELSH, CARSON, ANDERSON & STOWE



                               By:        /S/
                                  ---------------------------------------------

                               GOLDER, THOMA, CRESSEY, RAUNER



                               By:        /S/
                                  ---------------------------------------------

                               FERRER FREEMAN THOMPSON & CO., INC.



                               By:        /S/
                                  ---------------------------------------------